Exhibit 99.4

CONSENT OF MARK R. BELGYA

TO BE NAMED A DIRECTOR OF HAMILTON BEACH BRANDS HOLDING COMPANY

I hereby consent to being named in the Registration Statement on Form S-1 of Hamilton Beach Brands Holding Company (the “Company”), and all amendments thereto (the “Registration Statement”), filed with the Securities and Exchange Commission, as a person who will become a director of the Company upon the consummation of the transactions contemplated in the Registration Statement.

September 14, 2017	/s/ Mark R. Belgya
Mark R. Belgya